Exhibit 4.17
PACIFIC ENERGY PARTNERS, L.P.
PACIFIC ENERGY FINANCE CORPORATION
And
the Guarantors named herein

7 1/8 % SENIOR NOTES DUE 2014

FORM OF SUPPLEMENTAL INDENTURE
AND AMENDMENT — SUBSIDIARY GUARANTEE
DATED AS OF SEPTEMBER 23, 2005

WELLS FARGO BANK, NATIONAL ASSOCIATION,
Trustee

     This SUPPLEMENTAL INDENTURE, dated as of September 23, 2005. is among Pacific Energy Partners, L.P., a Delaware limited Partnership (the “Company”), Pacific Energy Finance Corporation, a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), each of the parties identified under the caption “Guarantors” on the signature page hereto (the “Guarantors”) and Wells Fargo Bank, National Association, a New York banking corporation, as Trustee.
RECITALS
     WHEREAS, the Issuers, the initial Guarantors and the Trustee entered into an Indenture, dated as of June 16, 2004 (the “Indenture”), pursuant to which the company has issued $250,000,000 in aggregate principal amount of 7 1/8% Senior Notes due 2014 (the “Notes”);
     WHEREAS, Section 9.01(g) of the Indenture provides that the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture in order to comply with Section 4.13 or 10.03 thereof, without the consent of the Holders of the Notes; and
     WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Issuers, of the Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Issuers, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;
     NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:
ARTICLE 1
     Section 1.01. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.
     Section 1.02. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Guarantors and the Trustee.
ARTICLE 2
     From this date, in accordance with Section 4.13 or 10.03 and by executing this Supplemental Indenture, the Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article 10 thereunder.
ARTICLE 3
     Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

     Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.
     Section 3.03. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     Section 3.04. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.
[NEXT PAGE IS SIGNATURE PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

PACIFIC ENERGY PARTNERS, L.P.

By:	Pacific Energy GP, its general partner

By:	Pacific Energy Management LLC, its general partner

By:	/s/ Gerald A. Tywoniuk

Gerald A. Tywoniuk, Senior Vice President, Chief Financial Officer and Treasurer

PACIFIC ENERGY FINANCE CORPORATION

By:	/s/ Gerald A. Tywoniuk

Gerald A. Tywoniuk, Senior Vice President, Chief Financial Officer and Treasurer

GUARANTORS:

PACIFIC ATLANTIC TERMINALS LLC

By:	Pacific Energy Group LLC, its sole member

By:	Pacific Energy Partners, L.P., its sole member

By:	Pacific Energy GP, LP, its general partner

By:	Pacific Energy Management LLC, its general partner

By:	/s/ Gerald A. Tywoniuk

Gerald A. Tywoniuk, Senior Vice President, Chief Financial Officer and Treasurer

PACIFIC ENERGY GROUP LLC

By:	Pacific Energy Partner, L.P., its sole member

By:	Pacific Energy GP, LP, its general partner

By:	Pacific Energy Management LLC, its general partner

By:	/s/ Gerald A. Tywoniuk

Gerald A. Tywoniuk, Senior Vice President, Chief Financial Officer and Treasurer

PEG CANADA GP LLC

By:	Pacific Energy Partners, L.P. its sole member

By:	Pacific Energy GP, LP, its general partner

By:	Pacific Energy Management LLC, its general partner

By:	/s/ Gerald A. Tywoniuk

Gerald A. Tywoniuk, Senior Vice President, Chief Financial Officer and Treasurer

PEG CANADA, L.P.

By:	PEG Canada GP LLC, its general partner

By:	/s/ Gerald A. Tywoniuk

Gerald A. Tywoniuk, Senior Vice President Chief Financial Officer and Treasurer

ROCKY MOUNTAIN PIPELINE SYSTEM LLC

By:	Pacific Energy Group LLC its sole member

By:	Pacific Energy Partners, L.P., its sole member

By:	Pacific Energy GP, LP, its general partner

By:	Pacific Energy Management LLC, its general partner

By:	/s/ Gerald A. Tywoniuk

Gerald A. Tywoniuk, Senior Vice President, Chief Financial Officer and Treasurer

RANCH PIPELINE LLC

By:	Pacific Energy Group LLC, its sole member

By:	Pacific Energy Partners, L.P., its sole member

By:	Pacific Energy GP, LP, its general partner

By:	Pacific Energy Management LLC, its general partner

By:	/s/ Gerald A. Tywoniuk

Gerald A. Tywoniuk, Senior Vice President, Chief Financial Officer and Treasurer

PACIFIC MARKETING AND TRANSPORTATION LLC

By:	Pacific Energy Group LLC, its sole member

By:	Pacific Energy Partners, L.P., its sole member

By:	Pacific Energy GP, LP, its general partner

By:	Pacific Energy Management LLC, its general partner

By:	/s/ Gerald A. Tywoniuk

Gerald A. Tywoniuk, Senior Vice President, Chief Financial Officer and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Maddy Hall

Name: Maddy Hall Title: Assistant Vice President